SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2003

LIONS GATE ENTERTAINMENT CORP.

(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880
(Commission File Number)	(IRS Employer Identification No.)

Suite 3123, Three Bentall Centre, Burrard Street
Vancouver, British Columbia V7X 1J1
and
4553 Glencoe Avenue, Suite 200
Marina del Rey, California 90292
(Address of principal executive offices)

(604) 609-6100
(Registrant’s telephone number, including area code)

_____________________NO CHANGE_____________________
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure

     On October 27, 2003, Lions Gate Entertainment Corp. and Artisan Entertainment announced that they had entered into a definitive merger agreement. Please see the press release attached as an exhibit hereto and incorporated herein by reference in its entirety.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated October 27, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.
Date: October 27, 2003	By:	/s/Wayne Levin

	Name: Title:	Wayne Levin Executive Vice President